Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Protara Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(6)
Equity	2024 Equity Incentive Plan
	Common Stock, $0.001 par value per share	Other	1,500,000	(2)	$2.205	(4)	$3,307,500.00	(4)	.0001476	$488.19
Equity	2024 Employee Stock Purchase Plan
	Common Stock, $0.001 par value per share	Other	1,000,000	(3)	$1.874	(5)	$1,874,250.00	(5)	.0001476	$276.64
Total Offering Amounts							$5,181,750.00			—
Total Fees Previously Paid										—
Total Fee Offsets(6)										—
Net Fee Due										$764.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Protara Therapeutics, Inc.’s (the “Registrant”) common stock, par value $0.001 per share (“Common Stock”) that may become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares of the Registrant’s Common Stock reserved for future grant under the 2024 Equity Incentive Plan.

(3)	Represents shares of the Registrant’s Common Stock reserved for issuance under the 2024 Employee Stock Purchase Plan (the “ESPP”).

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on Nasdaq Capital Market on July 31, 2024.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on Nasdaq Capital Market on July 31, 2024, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

(6)	The Registrant does not have any fee offsets.